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                                                                   Exhibit 23


                [Letterhead of PricewaterhouseCoopers LLP]


                    Consent of Independent Accountants


March 31, 1999



We consent to the incorporation by reference in this Form S-8 of our report dated January 27, 1999 on our audits of the consolidated financial statements of Summit Bancshares, Inc. as of December 31, 1998 and 1997 and for the three year period then ended, appearing in the Annual Report on Form 10K of Summit Bancshares, Inc. for 1998.

                                          /s/ PricewaterhouseCoopers LLP